PLEDGE AGREEMENT

THIS PLEDGE AGREEMENT dated as of May 26, 2017 (as amended, modified, restated or supplemented from time to time, the “Pledge Agreement”) is by and among the parties identified as “Pledgors” on the signature pages hereto and such other parties as may become Pledgors hereunder after the date hereof (individually a “Pledgor,” and collectively the “Pledgors”) and UBS AG, Stamford Branch, as administrative agent (in such capacity, the “Administrative Agent”) for the Secured Creditors (defined below).

W I T N E S S E T H

WHEREAS, a credit facility has been established in favor of Ruby Tuesday, Inc., a Georgia corporation (the “Borrower”), pursuant to the terms of that certain Revolving Credit Agreement dated as of the date hereof (as amended, modified, supplemented or extended from time to time, the “Credit Agreement”) among the Borrower, the Guarantors, the Lenders from time to time party thereto and UBS AG, Stamford Branch, as Administrative Agent and Issuing Bank; and

WHEREAS, the Lenders have required that the Pledgors execute and deliver to the Administrative Agent, for the benefit of the Secured Creditors, this Pledge Agreement;

NOW, THEREFORE, in consideration of these premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.     Definitions.

(a)     Capitalized terms used and not otherwise defined herein shall have the meanings provided in the Credit Agreement.

(b)     As used herein, the following terms shall have the meanings assigned thereto in the UCC: Accession, Financial Asset, Proceeds and Security.

(c)     As used herein, the following terms shall have the meanings set forth below:

“Administrative Agent” has the meaning provided in the introductory paragraph hereto.

“Borrower” has the meaning provided in the Recitals hereof.

“Credit Agreement” has the meaning provided in the Recitals hereof.

“Non-Voting Equity” has the meaning provided in Section 2 hereof.

“Pledged Collateral” has the meaning provided in Section 2 hereof.

“Pledged Shares” has the meaning provided in Section 2 hereof.

“Pledgor” and “Pledgors” each has the meaning provided in the introductory paragraph hereof.

“Secured Creditors” has the meaning provided in the Security Agreement and “Secured Creditor” means any one of them.

“Secured Obligations” means, without duplication, (i) all Obligations and (b) all costs and expenses incurred in connection with enforcement and collection of the Obligations, including fees, charges and disbursements of counsel.

“Securities Act” has the meaning provided in Section 8 hereof.

“UCC” means the Uniform Commercial Code as in effect from time to time in the State of New York; provided, however, that, at any time, if by reason of mandatory provisions of law, any or all of the perfection or priority of the Administrative Agent’s and the Secured Creditors’ security interest in any item or portion of the Pledged Shares is governed by the Uniform Commercial Code as in effect in a jurisdiction other than the State of New York, the term “UCC” shall mean the Uniform Commercial Code as in effect, at such time, in such other jurisdiction for purposes of the provisions hereof relating to such perfection or priority and for purposes of definitions relating to such provisions.

“Voting Equity” has the meaning provided in Section 2 hereof.

2.     Pledge and Grant of Security Interest. To secure the prompt payment and performance in full when due, whether by lapse of time, acceleration, mandatory prepayment or otherwise, of the Secured Obligations, each Pledgor hereby grants, pledges and assigns to the Administrative Agent, for the benefit of the Secured Creditors, a continuing security interest in, and a right to set-off against, any and all right, title and interest of such Pledgor in and to the following, whether now owned or existing or owned, acquired, or arising hereafter (collectively, the “Pledged Collateral”):

Pledged Shares. (i) One hundred percent (100%) (or, if less, the full amount owned by such Pledgor) of the issued and outstanding Equity Interests owned by such Pledgor of each Domestic Subsidiary set forth on Schedule 2(a) attached hereto and (ii) sixty-six percent (66%) of the issued and outstanding shares of Equity Interests entitled to vote (within the meaning of Treas. Reg. Section 1.956-2(c)(2)) (“Voting Equity”) and one hundred percent (100%) (or, if less, the full amount owned by such Pledgor) of the issued and outstanding Equity Interests not entitled to vote (within the meaning of Treas. Reg. Section 1.956-2(c)(2)) (“Non-Voting Equity”) owned by such Pledgor of each Foreign Subsidiary directly owned by such Pledgor set forth on Schedule 2(a) attached hereto, together, in the case of any such Equity Interests constituting “certificated securities” (within the meaning of Section 8-102(a)(4) of the UCC) with the certificates, if any, representing such Equity Interests, and all options and other rights, contractual or otherwise, with respect thereto (collectively, together with the Equity Interests described in Section 2(b) below, the “Pledged Shares”), including, but not limited to, the following:

(A)     all shares, securities, membership interests and other Equity Interests or other property representing a dividend or other distribution on or in respect of any of the Pledged Shares, or representing a distribution or return of capital upon or in respect of the Pledged Shares, or resulting from a stock split, revision, reclassification or other exchange therefor, and any other payments of principal or interest, dividends, distributions, subscriptions, warrants, cash, securities, instruments, rights, options or other property issued to or received or receivable by the holder of, or otherwise in respect of, the Pledged Shares; and

(B)     without affecting the obligations of the Pledgors under any provision prohibiting such action hereunder or under the Credit Agreement, in the event of any consolidation or merger involving the issuer of any Pledged Shares and in which such issuer is not the surviving entity, all Equity Interests of the successor entity formed by or resulting from such consolidation or merger.

Additional Shares. (i) One hundred percent (100%) (or, if less, the full amount owned by such Pledgor) of the issued and outstanding Equity Interests owned by such Pledgor of any Person that hereafter becomes a Domestic Subsidiary and (ii) sixty-six percent (66%) (or, if less, the full amount owned by such Pledgor) of the Voting Equity and one hundred percent (100%) (or, if less, the full amount owned by such Pledgor) of the Non-Voting Equity owned by such Pledgor of any Person that hereafter becomes a Foreign Subsidiary directly owned by such Pledgor, including, without limitation, the certificates (or other agreements or instruments) representing such Equity Interests.

Accessions and Proceeds. All Accessions and all Proceeds of any and all of the foregoing.

Without limiting the generality of the foregoing, it is hereby specifically understood and agreed that a Pledgor may from time to time hereafter deliver additional certificates evidencing Equity Interests that constitute “certificated securities” (within the meaning of Section 8-102(a)(4) of the UCC) to the Administrative Agent as collateral security for the Secured Obligations. Upon delivery to the Administrative Agent, such additional Equity Interests shall be deemed to be part of the Pledged Collateral of such Pledgor and shall be subject to the terms of this Pledge Agreement whether or not Schedule 2(a) is amended to refer to such additional Equity Interests.

3.     Security for Secured Obligations. The security interest created hereby in the Pledged Collateral of each Pledgor constitutes continuing collateral security for all of the Secured Obligations (subject to Section 22 hereof).

4.     Delivery of the Pledged Collateral. Each Pledgor hereby agrees that:

Delivery of Certificates. Each Pledgor shall deliver to the Administrative Agent (i) simultaneously with the execution and delivery of this Pledge Agreement, all certificates, if any, representing the Pledged Shares of such Pledgor that constitute “certificated securities” (within the meaning of Section 8-102(a)(4) of the UCC) and (ii) promptly (and in any event within 10 Business Days) upon the receipt thereof by or on behalf of a Pledgor, all other certificates constituting Pledged Collateral of a Pledgor that constitute “certificated securities” (within the meaning of Section 8-102(a)(4) of the UCC). Prior to delivery to the Administrative Agent, all such certificates constituting Pledged Collateral of a Pledgor shall be held in trust by such Pledgor for the benefit of the Administrative Agent pursuant hereto. All such certificates shall be delivered in suitable form for transfer by delivery or shall be accompanied by duly executed instruments of transfer or assignment in blank, substantially in the form provided in Exhibit 4(a) attached hereto.

Additional Securities. If such Pledgor shall receive (or become entitled to receive) by virtue of its being or having been the owner of any Pledged Collateral, any (i) certificate, including without limitation, any certificate representing a dividend or distribution in connection with any increase or reduction of capital, reclassification, merger, consolidation, sale of assets, combination of shares or membership or other Equity Interests, stock splits, spin-off or split-off, promissory notes or other instruments; (ii) option or right, whether as an addition to, substitution for, conversion of, or an exchange for, any Pledged Collateral or otherwise in respect thereof; (iii) dividends payable in securities; or (iv) distributions of securities or other Equity Interests, cash or other property in connection with a partial or total liquidation, dissolution or reduction of capital, capital surplus or paid-in surplus in each case under clause through (iv) hereof, that constitutes a “certificated security” (within the meaning of Section 8-102(a)(4) of the UCC), then such Pledgor shall accept and receive each such certificate, in trust for the benefit of the Administrative Agent, shall segregate it from such Pledgor’s other property and shall deliver it forthwith to the Administrative Agent in the exact form received together with any necessary endorsement and/or appropriate stock power duly executed in blank, substantially in the form provided in Exhibit 4(a), to be held by the Administrative Agent as Pledged Collateral and as further collateral security for the Secured Obligations.

Financing Statements. Each Pledgor authorizes the Administrative Agent to file one or more financing statements (with a description of the Pledged Collateral contained herein) disclosing the Administrative Agent’s security interest in the Pledged Collateral. Each Pledgor agrees to execute and deliver to the Administrative Agent such financing statements and other filings as may reasonably be requested by the Administrative Agent in order to perfect and protect the security interest created hereby in the Pledged Collateral of such Pledgor.

5.     Representations and Warranties. Each Pledgor hereby represents and warrants to the Administrative Agent, for the benefit of the Secured Creditors, that so long as any of the Secured Obligations remains outstanding (other than (x) Hedging Agreements entered into with a Hedging Bank, (y) Treasury Management Agreements entered into with Treasury Management Banks, or (z) contingent indemnification obligations or contingent expense reimbursement, indemnification, yield protection or tax gross-up obligations, in each case for which no claim has been made) and until all of the commitments relating thereto have been terminated:

Authorization of Pledged Shares. The Pledged Shares owned by such Pledgor are duly authorized and validly issued, are fully paid and nonassessable and are not subject to the preemptive rights of any Person.

Title. Such Pledgor has good and indefeasible title to the Pledged Collateral of such Pledgor and is the legal and beneficial owner of such Pledged Collateral free and clear of any Lien, other than Permitted Liens. There exists no “adverse claim” within the meaning of Section 8-102 of the UCC with respect to the Pledged Shares of such Pledgor other than Permitted Liens.

Exercising of Rights. The exercise by the Administrative Agent of its rights and remedies hereunder will not violate any law or governmental regulation or any material contractual restriction binding on or affecting such Pledgor or any of its property.

Pledgor’s Authority. No authorization, approval or action by, and no notice or filing with any Governmental Authority or with the issuer of any Pledged Collateral or any other Person is required either (i) for the pledge made by such Pledgor or for the granting of the security interest by such Pledgor pursuant to this Pledge Agreement (except as have been already obtained) or (ii) for the exercise by the Administrative Agent or the Secured Creditors of their rights and remedies hereunder (except as may be required by the UCC or applicable foreign laws or laws affecting the offering and sale of securities).

Security Interest/Priority. This Pledge Agreement creates a valid security interest in favor of the Administrative Agent for the benefit of the Secured Creditors, in the Pledged Collateral owned by such Pledgor. Each Pledgor represents and warrants that all certificates, agreements or instruments representing or evidencing Pledged Shares that constitute “certificated securities” (within the meaning of Section 8-102(a)(4) of the UCC) in existence on the date hereof have been delivered to the Administrative Agent in suitable form for transfer by delivery or accompanied by duly executed instruments of transfer or assignment in blank and that the Administrative Agent has a perfected first priority security interest therein, subject only to Permitted Liens. The filing of appropriate UCC financing statements in the appropriate filing offices in the jurisdictions of organization of the applicable Grantor and the taking of possession by the Administrative Agent of the certificates representing the Pledged Shares will perfect the Administrative Agent’s security interest in the Pledged Shares consisting of certificated securities (within the meaning of Section 8-102(a)(4) of the UCC) of Domestic Subsidiaries and, when properly perfected by filing or registration, in all other Pledged Collateral represented by such Pledged Shares securing the Secured Obligations. Except as set forth in this Section 5(e), no action is necessary to perfect or otherwise protect such security interest.

Partnership and Membership Interests. None of the Pledged Shares consisting of partnership or limited liability company interests owned by such Pledgor (i) is dealt in or traded on a securities exchange or in a securities market, (ii) by its terms expressly provides that it is a security governed by Article 8 of the UCC, (iii) is an investment company security, (iv) is held in a securities account or (v) constitutes a Security or a Financial Asset.

No Other Interests. As of the date hereof, such Pledgor does not own any Equity Interests in any Subsidiary other than as set forth on Schedule 2(a) attached hereto.

6.     Covenants. Each Pledgor hereby covenants, that so long as any of the Secured Obligations remain outstanding (other than (x) Hedging Agreements entered into with a Hedging Bank, (y) Treasury Management Agreements entered into with Treasury Management Banks, or (z) contingent indemnification obligations or contingent expense reimbursement, indemnification, yield protection or tax gross-up obligations, in each case for which no claim has been made) and until all of the commitments relating thereto have been terminated, such Pledgor shall:

Books and Records. Mark its books and records (and shall cause the issuer of the Pledged Shares of such Pledgor to mark its books and records) to reflect the security interest granted to the Administrative Agent, for the benefit of the Secured Creditors, pursuant to this Pledge Agreement.

Defense of Title. Warrant and defend title to and ownership of the Pledged Collateral of such Pledgor at its own expense against the claims and demands of all other parties claiming an interest therein, keep the Pledged Collateral free from all Liens, except for Permitted Liens, and not sell, exchange, transfer, assign, lease or otherwise dispose of Pledged Collateral of such Pledgor or any interest therein, except as permitted under the Loan Documents.

Further Assurances. Promptly execute and deliver at its expense all further instruments and documents and take all further action that may be reasonably necessary and desirable or that the Administrative Agent may reasonably request in order to (i) perfect and protect the security interest created hereby in the Pledged Collateral of such Pledgor (including, without limitation, any and all action necessary to satisfy the Administrative Agent that the Administrative Agent has obtained a first priority perfected security interest in all Pledged Collateral, subject only to Permitted Liens); (ii) enable the Administrative Agent to exercise and enforce its rights and remedies hereunder in respect of the Pledged Collateral of such Pledgor; and (iii) otherwise effect the purposes of this Pledge Agreement, including, without limitation and if requested by the Administrative Agent, delivering to the Administrative Agent upon its request after the occurrence of an Event of Default, irrevocable proxies in respect of the Pledged Collateral of such Pledgor.

Amendments. Not make or consent to any amendment or other modification or waiver with respect to any of the Pledged Collateral of such Pledgor or enter into any agreement or allow to exist any restriction with respect to any of the Pledged Collateral of such Pledgor other than pursuant hereto or as may be permitted under the Credit Agreement.

Compliance with Securities Laws. File all reports and other information now or hereafter required to be filed by such Pledgor with the United States Securities and Exchange Commission and any other state, federal or foreign agency in connection with the ownership of the Pledged Collateral of such Pledgor.

Issuance or Acquisition of Equity Interests. Not, without executing and delivering, or causing to be executed and delivered, to the Administrative Agent such agreements, documents and instruments as the Administrative Agent may reasonably request for the purpose of perfecting its security interest therein, issue or acquire any Equity Interests constituting Pledged Collateral consisting of an interest in a partnership or a limited liability company that (i) is dealt in or traded on a securities exchange or in a securities market, (ii) by its terms expressly provides that it is a security governed by Article 8 of the UCC, (iii) is an investment company security, (iv) is held in a securities account or (v) constitutes a Security or a Financial Asset.

Pledgors as Issuers of Pledged Shares. In the case of each Pledgor which is an issuer of Pledged Shares, such Pledgor agrees to be bound by the terms of this Agreement relating to the Pledged Collateral issued by it and will comply with such terms insofar as such terms are applicable to it. In the case of each Pledgor which is a partner, shareholder or member, as the case may be, in a partnership, limited liability company or other entity, such Pledgor hereby consents to the extent required by the applicable organizational document to the pledge by each other Pledgor, pursuant to the terms hereof, of the Pledged Shares in such partnership, limited liability company or other entity and, upon the occurrence and during the continuance of an Event of Default, to the transfer of such Pledged Shares to the Administrative Agent or its nominee and to the substitution of the Administrative Agent or its nominee as a substituted partner, shareholder or member in such partnership, limited liability company or other entity with all the rights, powers and duties of a general partner, limited partner, shareholder or member, as the case may be.

7.     Advances by Secured Creditors. On failure of any Pledgor to perform any of the covenants and agreements contained herein which constitutes an Event of Default and while such Event of Default is continuing, the Administrative Agent may, at its sole option and in its sole discretion, upon prior notice to the Pledgors, perform the same and in so doing may expend such sums as the Administrative Agent may deem advisable in the performance thereof, including, without limitation, the payment of any insurance premiums, the payment of any taxes, a payment to obtain a release of a Lien or potential Lien, expenditures made in defending against any adverse claim and all other expenditures that the Administrative Agent or the Secured Creditors may make for the protection of the security hereof or may be compelled to make by operation of law. All such sums and amounts so expended shall be repayable by the Pledgors on a joint and several basis (subject to Section 22 hereof) promptly upon timely notice thereof and demand therefor, shall constitute additional Secured Obligations and shall bear interest from the date said amounts are expended at the Default Interest rate. No such performance of any covenant or agreement by the Administrative Agent or the Secured Creditors on behalf of any Pledgor, and no such advance or expenditure therefor, shall relieve the Pledgors of any default under the terms of this Pledge Agreement, the Loan Documents or any other documents relating to the Secured Obligations.

8.     Remedies.

(a)     General Remedies. Upon the occurrence of an Event of Default and during the continuation thereof, the Administrative Agent and the Secured Creditors shall have, in addition to the rights and remedies provided herein, in the Loan Documents, in any other documents relating to the Secured Obligations, or by law (including, without limitation, levy of attachment and garnishment), the rights and remedies of a secured party under the Uniform Commercial Code of the jurisdiction applicable to the affected Pledged Collateral.

(b)     Sale of Pledged Collateral. Upon the occurrence of an Event of Default and during the continuation thereof, without limiting the generality of this Section 8 and without notice, the Administrative Agent may, in its sole discretion, sell or otherwise dispose of or realize upon the Pledged Collateral, or any part thereof, in one or more parcels, at public or private sale, at any exchange or broker’s board or elsewhere, at such price or prices and on such other terms as the Administrative Agent may deem commercially reasonable, for cash, credit or for future delivery or otherwise in accordance with applicable law. To the extent permitted by law, any Secured Creditor may in such event, bid for the purchase of such securities. Each Pledgor agrees that, to the extent notice of sale shall be required by law and has not been waived by such Pledgor, any requirement of reasonable notice shall be met if notice, specifying the place of any public sale or the time after which any private sale is to be made, is personally served on or mailed, postage prepaid, to such Pledgor, in accordance with the notice provisions of Section 11.1 of the Credit Agreement at least ten days before the time of such sale. The Administrative Agent shall not be obligated to make any sale of Pledged Collateral of such Pledgor regardless of notice of sale having been given. The Administrative Agent may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned.

(c)     Private Sale. Upon the occurrence of an Event of Default and during the continuation thereof, the Pledgors recognize that the Administrative Agent may be unable or deem it impracticable to effect a public sale of all or any part of the Pledged Shares or any of the securities constituting Pledged Collateral and that the Administrative Agent may, therefore, determine to make one or more private sales of any such Pledged Collateral to a restricted group of purchasers who will be obligated to agree, among other things, to acquire such Pledged Collateral for their own account, for investment and not with a view to the distribution or resale thereof. Each Pledgor acknowledges and agrees that any such private sale may be at prices and on other terms less favorable than the prices and other terms that might have been obtained at a public sale and, notwithstanding the foregoing, agrees that such private sale shall not, by reason of being such a private sale, be deemed not to have been made in a commercially reasonable manner and that the Administrative Agent shall have no obligation to delay sale of any such Pledged Collateral for the period of time necessary to permit the issuer of such Pledged Collateral to register such Pledged Collateral for public sale under the Securities Act or under applicable state securities laws. Each Pledgor further acknowledges and agrees that any offer to sell such Pledged Collateral that has been publicly advertised on a bona fide basis in a newspaper or other publication of general circulation in the financial community of New York, New York (to the extent that such offer may be advertised without prior registration under the Securities Act of 1933, as amended (the “Securities Act”)) shall be deemed to involve a “public sale” under the UCC, notwithstanding that such sale may not constitute a “public offering” under the Securities Act, and the Administrative Agent may, in such event, bid for the purchase of such Pledged Collateral.

(d)     [Reserved]

(e)     Deficiency. In the event that the proceeds of any sale, collection or realization are insufficient to pay all amounts to which the Administrative Agent or the Secured Creditors are legally entitled, the Pledgors shall be jointly and severally liable (subject to Section 22 hereof) for the deficiency, together with interest thereon at the Default Interest rate, together with the costs of collection and attorneys’ fees and expenses. Any surplus remaining after the full payment and satisfaction of the Secured Obligations shall be returned to the Pledgors or to whomsoever a court of competent jurisdiction shall determine to be entitled thereto.

9.     Rights of the Administrative Agent.

(a)     Power of Attorney. Each Pledgor hereby designates and appoints the Administrative Agent, on behalf of the Secured Creditors, and each of its designees or agents, as attorney-in-fact of such Pledgor, irrevocably and with power of substitution, with authority to take any or all of the following actions upon the occurrence and during the continuation of an Event of Default:

(i)     to demand, collect, settle, compromise and adjust, and give discharges and releases concerning the Pledged Collateral, all as the Administrative Agent may deem appropriate;

(ii)     to commence and prosecute any actions at any court for the purposes of collecting any of the Pledged Collateral and enforcing any other right in respect thereof;

(iii)     to defend, settle or compromise any action brought and, in connection therewith, give such discharge or release as the Administrative Agent may deem appropriate;

(iv)     to pay or discharge taxes, liens, security interests or other encumbrances levied or placed on or threatened against the Pledged Collateral;

(v)     to direct any parties liable for any payment in connection with any of the Pledged Collateral to make payment of any and all monies due and to become due thereunder directly to the Administrative Agent or as the Administrative Agent shall direct;

(vi)     to receive payment of and receipt for any and all monies, claims, and other amounts due and to become due at any time in respect of or arising out of any Pledged Collateral;

(vii)     to sign and endorse any drafts, assignments, proxies, stock powers, verifications, notices and other documents relating to the Pledged Collateral;

(viii)     to execute and deliver all assignments, conveyances, statements, financing statements, renewal financing statements, security and pledge agreements, affidavits, notices and other agreements, instruments and documents that the Administrative Agent may deem appropriate in order to perfect and maintain the security interests and liens granted in this Pledge Agreement and in order to fully consummate all of the transactions contemplated therein;

(ix)     to exchange any of the Pledged Collateral or other property upon any merger, consolidation, reorganization, recapitalization or other readjustment of the issuer thereof and, in connection therewith, deposit any of the Pledged Collateral with any committee, depository, transfer agent, registrar or other designated agency upon such terms as the Administrative Agent may deem appropriate;

(x)     to vote for a shareholder or member resolution, or to sign an instrument in writing, sanctioning the transfer of any or all of the Pledged Collateral into the name of the Administrative Agent or one or more of the Secured Creditors or into the name of any transferee to whom the Pledged Collateral or any part thereof may be sold pursuant to Section 8 hereof; and

(xi)     to do and perform all such other acts and things as the Administrative Agent may deem appropriate or convenient in connection with the Pledged Collateral.

This power of attorney is a power coupled with an interest and shall be irrevocable for so long as any of the Secured Obligations (other than (x) Hedging Agreements entered into with a Hedging Bank, (y) Treasury Management Agreements entered into with Treasury Management Banks, or (z) contingent indemnification obligations or contingent expense reimbursement, indemnification, yield protection or tax gross-up obligations, in each case for which no claim has been made) shall remain outstanding and until all of the commitments relating thereto shall have been terminated. The Administrative Agent shall be under no duty to exercise or withhold the exercise of any of the rights, powers, privileges and options expressly or implicitly granted to the Administrative Agent in this Pledge Agreement, and shall not be liable for any failure to do so or any delay in doing so. The Administrative Agent shall not be liable for any act or omission or for any error of judgment or any mistake of fact or law in its individual capacity or its capacity as attorney-in-fact except acts or omissions resulting from its gross negligence or willful misconduct. This power of attorney is conferred on the Administrative Agent solely to protect, preserve and realize upon its security interest in the Pledged Collateral. To the extent any Secured Creditor obtains or seeks to obtain any benefit from this Pledge Agreement or asserts or claims any interest in the Pledged Collateral, it shall be deemed to have agreed to appoint the Administrative Agent as its attorney-in-fact with all rights and powers conferred to the Administrative Agent under this Pledge Agreement.

(b)     Assignment by the Administrative Agent. The Administrative Agent may from time to time assign the Pledged Collateral and any portion thereof to a successor agent in accordance with the Credit Agreement, and the assignee shall be entitled to all of the rights and remedies of the Administrative Agent under this Pledge Agreement in relation thereto.

(c)     The Administrative Agent’s Duty of Care. Other than the exercise of reasonable care to assure the safe custody of the Pledged Collateral while being held by the Administrative Agent hereunder and to account for all proceeds thereof, the Administrative Agent shall have no duty or liability to preserve rights pertaining thereto, it being understood and agreed that the Pledgors shall be responsible for preservation of all rights in the Pledged Collateral, and the Administrative Agent shall be relieved of all responsibility for the Pledged Collateral upon surrendering it or tendering the surrender of it to the Pledgors. The Administrative Agent shall be deemed to have exercised reasonable care in the custody and preservation of the Pledged Collateral in its possession if such Pledged Collateral is accorded treatment substantially equal to that which the Administrative Agent accords its own property, which shall be no less than the treatment employed by a reasonable and prudent agent in the industry, it being understood that the Administrative Agent shall not have responsibility for (i) ascertaining or taking action with respect to calls, conversions, exchanges, maturities, tenders or other matters relating to any Pledged Collateral, whether or not the Administrative Agent has or is deemed to have knowledge of such matters, or (ii) taking any necessary steps to preserve rights against any parties with respect to any of the Pledged Collateral.

(d)     Voting Rights in Respect of the Pledged Collateral.

So long as no Event of Default shall have occurred and be continuing, each Pledgor may exercise any and all voting and other consensual rights pertaining to the Pledged Collateral of such Pledgor or any part thereof for any purpose not inconsistent with the terms of this Pledge Agreement or the other Loan Documents; and

Upon the occurrence and during the continuance of an Event of Default and upon notice to the applicable Pledgor from the Administrative Agent, all rights of a Pledgor to exercise the voting and other consensual rights that it would otherwise be entitled to exercise pursuant to paragraph (i) of this subsection shall cease and all such rights shall thereupon become vested in the Administrative Agent, which shall then have the sole right to exercise such voting and other consensual rights.

(e)     Dividend Rights in Respect of the Pledged Collateral.

So long as no Event of Default shall have occurred and be continuing and subject to Section 4(b) hereof, each Pledgor may receive and retain any and all dividends and distributions (other than stock dividends and other dividends and distributions constituting Pledged Collateral addressed hereinabove) or interest paid in respect of the Pledged Collateral to the extent they are allowed under the Loan Documents.

Upon the occurrence and during the continuance of an Event of Default and notice by the Administrative Agent to the applicable Pledgor:

(A)     all rights of a Pledgor to receive the dividends, distributions and interest payments that it would otherwise be authorized to receive and retain pursuant to paragraph (i) of this subsection shall cease and all such rights shall thereupon be vested in the Administrative Agent, which shall then have the sole right to receive and hold as Pledged Collateral such dividends, distributions and interest payments; and

(B)     all dividends and interest payments that are received by a Pledgor contrary to the provisions of paragraph (A) of this subsection shall be received in trust for the benefit of the Administrative Agent, shall be segregated from other property or funds of such Pledgor, and shall be forthwith paid over to the Administrative Agent as Pledged Collateral in the exact form received, to be held by the Administrative Agent as Pledged Collateral and as further collateral security for the Secured Obligations.

(f)     Release of Pledged Collateral. To the extent permitted by and in accordance with the Credit Agreement, the Administrative Agent may release any of the Pledged Collateral from this Pledge Agreement or may substitute any of the Pledged Collateral for other Pledged Collateral without altering, varying or diminishing in any way the force, effect, lien, pledge or security interest of this Pledge Agreement as to any Pledged Collateral not expressly released or substituted, and this Pledge Agreement shall continue as a first priority lien on all Pledged Collateral not expressly released or substituted. Notwithstanding the foregoing, the Administrative Agent shall release any Lien on any Pledged Collateral granted to or held by the Administrative Agent under this Pledge Agreement (i) upon the termination of the Pledge Agreement in accordance with the terms hereof, (ii) that is transferred or to be transferred (other than a transfer to another Pledgor) as part of or in connection with any transfer or other disposition permitted under the Loan Documents, or (iii) as approved in accordance with the Credit Agreement.

10.     Application of Proceeds. After the occurrence of an Event of Default, any payments hereunder and any proceeds of the Pledged Collateral, when received by the Administrative Agent or any of the Secured Creditors in cash or its equivalent, will be applied in reduction of the Secured Obligations in the order set forth in Section 9.2 of the Credit Agreement, and each Pledgor irrevocably waives the right to direct the application of such payments and proceeds and acknowledges and agrees that the Administrative Agent shall have the continuing and exclusive right to apply and reapply any and all such payments and proceeds in the Administrative Agent’s sole discretion, notwithstanding any entry to the contrary upon its books and records.

11.     Continuing Agreement.

(a)     This Pledge Agreement shall be a continuing agreement in every respect and shall remain in full force and effect so long as any of the Secured Obligations (other than (x) Hedging Agreements entered into with a Hedging Bank, (y) Treasury Management Agreements entered into with Treasury Management Banks, or (z) contingent indemnification obligations or contingent expense reimbursement, indemnification, yield protection or tax gross-up obligations, in each case for which no claim has been made) remains outstanding and until all of the commitments relating thereto have been terminated. Upon payment or other satisfaction of all Secured Obligations and termination of all commitments relating thereto, this Pledge Agreement shall be automatically terminated and the Administrative Agent and the Secured Creditors shall, upon the request and at the expense of the Pledgors, forthwith release all of its liens and security interests hereunder, shall return all certificates or instruments pledged hereunder and shall execute and deliver all UCC termination statements and/or other documents reasonably requested by the Pledgors evidencing such termination. Notwithstanding the foregoing, all releases and indemnities provided hereunder shall survive termination of this Pledge Agreement.

(b)     This Pledge Agreement shall continue to be effective or be automatically reinstated, as the case may be, if at any time payment, in whole or in part, of any of the Secured Obligations is rescinded or must otherwise be restored or returned by the Administrative Agent or any Secured Creditor as a preference, fraudulent conveyance or otherwise under any bankruptcy, insolvency or similar law, all as though such payment had not been made; provided that in the event payment of all or any part of the Secured Obligations is rescinded or must be restored or returned, all costs and expenses (including, without limitation, reasonable attorneys’ fees and disbursements) incurred by the Administrative Agent or any Secured Creditor in defending and enforcing such reinstatement shall be deemed to be included as a part of the Secured Obligations.

12.     Amendments and Waivers. This Pledge Agreement and the provisions hereof may not be amended, waived, modified, changed, discharged or terminated except as set forth in Section 11.2 of the Credit Agreement.

13.     Successors in Interest. This Pledge Agreement shall create a continuing security interest in the Pledged Collateral and shall be binding upon each Pledgor, its successors and assigns, and shall inure, together with the rights and remedies of the Administrative Agent and the Secured Creditors hereunder, to the benefit of the Administrative Agent and the Secured Creditors and their successors and permitted assigns; provided, however, that, except as provided in the Credit Agreement, none of the Pledgors may assign its rights or delegate its duties hereunder without the prior written consent of the requisite Lenders under the Credit Agreement. To the fullest extent permitted by law, each Pledgor hereby releases the Administrative Agent and each Secured Creditor, and their respective successors and assigns, from any liability for any act or omission relating to this Pledge Agreement or the Pledged Collateral, except for any liability arising from the gross negligence or willful misconduct of the Administrative Agent or such holder, or their respective Related Parties.

14.     Notices. All notices required or permitted to be given under this Pledge Agreement shall be given as provided in Section 11.1 of the Credit Agreement.

15.     Counterparts. This Pledge Agreement may be executed in any number of counterparts, each of which were so executed and delivered shall be an original, but all of which shall constitute one and the same instrument. It shall not be necessary in making proof of this Pledge Agreement to produce or account for more than one such counterpart.

16.     Headings. The headings of the sections and subsections hereof are provided for convenience only and shall not in any way affect the meaning or construction of any provision of this Pledge Agreement.

17.     Governing Law; Submission to Jurisdiction; Venue; Waiver of Jury Trial. The terms of Sections 11.5 and 11.6 of the Credit Agreement with respect to governing law, submission to jurisdiction, venue and waiver of jury trial are incorporated herein by reference, mutatis mutandis, and the parties hereto agree to such terms.

18.     Severability. If any provision of this Pledge Agreement is determined to be illegal, invalid or unenforceable, such provision shall be fully severable and the remaining provisions shall remain in full force and effect and shall be construed without giving effect to the illegal, invalid or unenforceable provisions.

19.     Entirety. This Pledge Agreement, the other Loan Documents and the other documents relating to the Secured Obligations represent the entire agreement of the parties hereto and thereto, and supersede all prior agreements and understandings, oral or written, if any, including any commitment letters or correspondence relating to the Loan Documents, any other documents relating to the Secured Obligations, or the transactions contemplated herein and therein.

20.     Survival. All representations and warranties of the Pledgors hereunder shall survive the execution and delivery of this Pledge Agreement, the other Loan Documents and the other documents relating to the Secured Obligations, the delivery of the Revolving Credit Notes and the extension of credit thereunder or in connection therewith.

21.     Other Security. To the extent that any of the Secured Obligations are now or hereafter secured by property other than the Pledged Collateral (including, without limitation, real and other personal property owned by a Pledgor), or by a guarantee, endorsement or property of any other Person, then to the maximum extent permitted by applicable law the Administrative Agent shall have the right to proceed against such other property, guarantee or endorsement upon the occurrence and during the continuance of any Event of Default, and the Administrative Agent shall have the right, in its sole discretion, to determine which rights, security, liens, security interests or remedies the Administrative Agent shall at any time pursue, relinquish, subordinate, modify or take with respect thereto, without in any way modifying or affecting any of them or the Secured Obligations or any of the rights of the Administrative Agent or the Secured Creditors under this Pledge Agreement, under any of the other Loan Documents or under any other document relating to the Secured Obligations.

22.     Joint and Several Obligations of Pledgors.

(a)     Each of the Pledgors is accepting joint and several liability hereunder in consideration of the financial accommodation to be provided by the Secured Creditors, for the mutual benefit, directly and indirectly, of each of the Pledgors and in consideration of the undertakings of each of the Pledgors to accept joint and several liability for the obligations of each of them.

(b)     Each of the Pledgors jointly and severally hereby irrevocably and unconditionally accepts, not merely as a surety but also as a co-debtor, joint and several liability with the other Pledgors with respect to the payment and performance of all of the Secured Obligations arising under this Pledge Agreement, the other Loan Documents and any other documents relating to the Secured Obligations, it being the intention of the parties hereto that all the Secured Obligations shall be the joint and several obligations of each of the Pledgors without preferences or distinction among them.

(c)     Notwithstanding any provision to the contrary contained herein, in any other of the Loan Documents or in any other documents relating to the Secured Obligations, the obligations of each Pledgor under the Credit Agreement, the other Loan Documents and the documents relating to the Secured Obligations shall be limited to an aggregate amount equal to the largest amount that would not render such obligations subject to avoidance under Debtor Relief Laws or any comparable provisions of any applicable state law.

23.     Joinder. At any time after the date of this Pledge Agreement, one or more additional Persons may become party hereto by executing and delivering to the Administrative Agent a Joinder Agreement. Immediately upon such execution and delivery of such Joinder Agreement (and without any further action), each such additional Person will become a party to this Pledge Agreement as a “Pledgor” and have all of the rights and obligations of a Pledgor hereunder, and this Pledge Agreement and the Schedules hereto shall be deemed amended by such Joinder Agreement. The execution and delivery of such Joinder Agreement shall not require the consent of any other Pledgor hereunder. The rights and obligations of each Pledgor hereunder shall remain in full force and effect notwithstanding the addition of any new Pledgor as a party to this Agreement.

[Signature Pages Follow]

Each of the parties hereto has caused a counterpart of this Pledge Agreement to be duly executed and delivered as of the date first above written.

PLEDGORS:	RUBY TUESDAY, INC. RT AIRPORT, INC. RT DENVER, INC. RT DISTRIBUTING, LLC RT FINANCE, INC. RT FLORIDA EQUITY, LLC RT FRANCHISE ACQUISITION, LLC RT JONESBORO CLUB

RT KENTUCKY RESTAURANT HOLDINGS, LLC

RT LAS VEGAS FRANCHISE, LLC

RT LOUISVILLE FRANCHISE, LLC

RT LOUISVILLE, INC.

RT MCGHEE TYSON, LLC

RT MINNEAPOLIS FRANCHISE, LLC

RT MINNEAPOLIS HOLDINGS, LLC

RT NEW HAMPSHIRE RESTAURANT HOLDINGS, LLC

RT NEW YORK FRANCHISE, LLC

RT OMAHA HOLDINGS, LLC

RT ONE PERCENT HOLDINGS, INC.

RT ONE PERCENT HOLDINGS, LLC

RT ORLANDO, INC.

RT PORTLAND FRANCHISE, LLC

RT RESTAURANT SERVICES, LLC

RT SOUTH FLORIDA, INC.

RT SOUTHWEST FRANCHISE, LLC

RT TAMPA, INC.

RT WEST PALM BEACH, INC.

RTBD, INC.

RTGC, LLC

RTT TEXAS, INC.

RTTA, LP

RTTT, LLC

RUBY TUESDAY GC CARDS, INC.

RUBY TUESDAY OF BRYANT, INC.

RUBY TUESDAY OF RUSSELLVILLE, INC.

RUBY TUESDAY, LLC[1]

By: /s/ Rhonda Parish
Name: Rhonda Parish Title: Authorized Signatory

RT FL GIFT CARDS, INC.

By: /s/ James Vitrano
Name: James Vitrano Title: Authorized Signatory

Accepted and agreed to as of the date first above written.

UBS AG, STAMFORD BRANCH, as Administrative Agent

By: /s/ Houssem Daly
Name: Houssem Daly Title: Associate Director

By: /s/ Craig Pearson
Name: Craig Pearson Title: Associate Director

Schedule 2(a)

EQUITY INTERESTS

Pledgor	Issuer	Number of Shares/Units	Certificate Number	Percentage Ownership
Ruby Tuesday, Inc.	RTBD, Inc.	100 shares	2	100% - Ruby Tuesday, Inc.
RTBD, Inc.	RT Finance, Inc.	N/A	N/A	100% - RTBD, Inc.
RTGC, LLC	Ruby Tuesday GC Cards, Inc.	N/A	N/A	100% - RTGC, LLC
Ruby Tuesday, Inc.	RT Tampa, Inc.	N/A	N/A	100% - Ruby Tuesday, Inc.
Ruby Tuesday, Inc.	RT Orlando, Inc.	N/A	N/A	100% - Ruby Tuesday, Inc.
Ruby Tuesday, Inc.	RT South Florida, Inc.	N/A	N/A	100% - Ruby Tuesday, Inc.
Ruby Tuesday, Inc.	RT West Palm Beach, Inc.	N/A	N/A	100% - Ruby Tuesday, Inc.
Ruby Tuesday, Inc.	RT One Percent Holdings, Inc.	N/A	N/A	100% - Ruby Tuesday, Inc.
Ruby Tuesday, Inc.	RT New York Franchise, LLC	N/A	N/A	100% - Ruby Tuesday, Inc.
RT Franchise Acquisition, LLC / RT One Percent Holdings, Inc.	RT Southwest Franchise, LLC	N/A	N/A	1% - RT One Percent Holdings, Inc. 99%- RT Franchise Acquisition, LLC
RTBD, Inc.	RT Franchise Acquisition, LLC	N/A	N/A	100% - RTBD, Inc.
RTBD, Inc.	RT Kentucky Restaurant Holdings, LLC	N/A	N/A	100% - RTBD, Inc.
Ruby Tuesday, Inc.	RT Florida Equity, LLC	N/A	N/A	100% - Ruby Tuesday, Inc.
Ruby Tuesday, Inc.	RTGC, LLC	N/A	N/A	100% - Ruby Tuesday, Inc.
Ruby Tuesday, Inc.	Ruby Tuesday, LLC	N/A	N/A	100% - Ruby Tuesday, Inc.
Ruby Tuesday, Inc. / RT One Percent Holdings, Inc.	RT Las Vegas Franchise, LLC	N/A	N/A	99% - RT One Percent Holdings, Inc. 1% - Ruby Tuesday, Inc.
Ruby Tuesday, Inc. / RT Minneapolis Holdings, LLC	RT Minneapolis Franchise, LLC	N/A	N/A	50% - Ruby Tuesday, Inc. 50% - RT Minneapolis Holdings, LLC
Ruby Tuesday, Inc. / RT One Percent Holdings, Inc.	RT Portland Franchise, LLC	N/A	N/A	99% - RT One Percent Holdings, Inc. 1% - Ruby Tuesday, Inc.
Ruby Tuesday, Inc.	RT Airport, Inc.	100 shares	N/A	100% - Ruby Tuesday, Inc.
Ruby Tuesday, Inc.	RT One Percent Holdings, LLC	N/A	N/A	100% - Ruby Tuesday, Inc.
Ruby Tuesday, Inc.	RT Denver, Inc.	100 shares	1	100% - Ruby Tuesday, Inc.
Ruby Tuesday, Inc.	RT Louisville, Inc.	100 shares	1	100% - Ruby Tuesday, Inc.
Ruby Tuesday, Inc.	RT Restaurant Services, LLC	N/A	N/A	100% - Ruby Tuesday, Inc.
RT Franchise Acquisition, LLC / RT Louisville, Inc.	RT Louisville Franchise, LLC	N/A	N/A	99% - RT Franchise Acquisition, LLC 1% - RT Louisville, Inc.
Ruby Tuesday, Inc. / RT Airport, Inc.	RT McGhee Tyson, LLC	N/A	N/A	99% - Ruby Tuesday, Inc. 1% - RT Airport, Inc.
RTBD, Inc.	RT Minneapolis Holdings, LLC	N/A	N/A	100% - RTBD, Inc.
RTBD, Inc.	RT Omaha Holdings, LLC	N/A	N/A	100% - RTBD, Inc.
RTBD, Inc.	RT New Hampshire Restaurant Holdings, LLC	N/A	N/A	100% - RTBD, Inc.
RTBD, Inc. / RT Franchise Acquisition, LLC	RTTA, LP	N/A	N/A	1% - RTBD, Inc. (Gen. Partner) 99% - RT Franchise Acquisition, LLC
Ruby Tuesday, Inc.	RT Distributing, LLC	N/A	N/A	100% - Ruby Tuesday, Inc.
RTTT, LLC	RTT Texas, Inc.	100 shares	1	100% - RTTT, LLC
RT Franchise Acquisition, LLC	RTTT, LLC	N/A	N/A	100% - RT Franchise Acquisition, LLC
RT Western Missouri Franchise, LLC	RT Jonesboro Club	N/A	N/A	100% - RT Western Missouri Franchise, LLC
RT Western Missouri Franchise, LLC	Ruby Tuesday of Bryant, Inc.	N/A	N/A	100% - RT Western Missouri Franchise, LLC
RT Western Missouri Franchise, LLC	Ruby Tuesday of Russellville, Inc.	N/A	N/A	100% - RT Western Missouri Franchise, LLC
Ruby Tuesday, Inc.	RT FL Gift Cards, Inc.	100 shares	1	100% - Ruby Tuesday, Inc.

EXHIBIT 4(a)

Form of Irrevocable Stock Power

FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers to the following shares of capital stock of ____________________, a ____________ ____________:

Number of Shares     Certificate Number

and irrevocably appoints __________________________________ its agent and attorney-in-fact to transfer all or any part of such capital stock and to take all necessary and appropriate action to effect any such transfer. The agent and attorney-in-fact may substitute and appoint one or more persons to act for him.

[HOLDER]

By:
Name:
Title:

1 to be dropped into the execution version.